Exhibit 99.1

RenaissanceRe Completes Acquisition of Validus Re

Pembroke, Bermuda, November 1, 2023 — RenaissanceRe Holdings Ltd. (NYSE: RNR) today announced that it has concluded its acquisition of Validus Re, the treaty reinsurance business of American International Group, Inc. (“AIG”), which includes Validus Reinsurance Ltd. and its consolidated subsidiaries, AlphaCat Managers Ltd., and all renewal rights to the Assumed Reinsurance Treaty Unit of Talbot (together, “Validus Re”).

RenaissanceRe announced on May 22, 2023, that it had entered into a definitive agreement with AIG to acquire Validus Re.

Kevin J. O’Donnell, President and Chief Executive Officer of RenaissanceRe, said: “We are delighted to complete the Validus Re acquisition today. We are bringing together two of the best reinsurance underwriters and look forward to the risk expertise and scale that our combined company will bring to our customers. This transaction accelerates our strategy, expands our ability to match efficient capital to desirable risk, and positively impacts each of our three drivers of profit – underwriting, fee, and investment income. We are pleased to extend our partnership with AIG and have strong conviction that this transaction will create both immediate and long-term value for our shareholders.”

Sidley Austin LLP and Oxbow Partners acted as legal counsel and integration consultant, respectively, for RenaissanceRe.

About RenaissanceRe

RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching well-structured risks with efficient sources of capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, the Company has offices in Bermuda, Australia, Canada, Ireland, Singapore, Switzerland, the United Kingdom and the United States.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company may also make forward-looking statements with respect to its business and industry, such as those relating to its strategy and management objectives, plans and expectations regarding its response and ability to adapt to changing economic conditions, market standing and product volumes, estimates of net negative impact and insured losses from loss events, and the Validus Acquisition and its impact on the Company’s business, among other things. These statements are subject to numerous factors that could cause actual results to differ materially from those addressed by such forward-looking statements, including the following: the Company’s exposure to natural and non-natural catastrophic events and circumstances and the variance it may cause in the Company’s financial results; the effect of climate change on the Company’s business, including the trend towards increasingly frequent and severe climate events; the effectiveness of the Company’s claims and claim expense reserving process; the effect of emerging claims and coverage issues; the performance of the Company’s investment portfolio and financial market volatility; the effects of inflation; difficulties in integrating the acquired business from the Validus Acquisition; risk that the due diligence process that the Company undertook in connection with the Validus Acquisition may not have revealed all facts that may be relevant in connection with the Validus Acquisition; that historical financial statements of Validus Reinsurance Ltd. are not representative of the future financial position, future results of operations or future cash flows of Validus Reinsurance Ltd. following the Validus Acquisition; the ability of the Company’s ceding companies and delegated authority counterparties to accurately assess the risks they underwrite; the Company’s ability to maintain its financial strength ratings; the highly competitive nature of the Company’s industry and its reliance on a small number of brokers; collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms or at all; the historically cyclical nature of the (re)insurance industries; the Company’s ability to attract and retain key executives and employees; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s exposure to credit loss from counterparties; the Company’s need to make many estimates and judgments in the preparation of its financial statements; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; changes to the accounting rules and regulatory systems applicable to the Company’s business, including changes in Bermuda and U.S. laws and regulations; other political, regulatory or industry initiatives adversely impacting the Company; the Company’s ability to comply with covenants in its debt agreements; the effect of adverse economic factors, including changes in prevailing interest rates and recession or the perception that recession may occur; the effect of cybersecurity risks, including technology breaches or failure; a contention by the U.S. Internal Revenue Service that any of the Company’s Bermuda subsidiaries are subject to taxation in the U.S.; the effects of possible future tax reform legislation and regulations in the jurisdictions in which the Company operates; the Company’s ability to determine any impairments taken on its investments; the Company’s ability to raise capital on acceptable terms, including through debt instruments, the capital markets, and third party investments in our joint ventures and managed funds; the Company’s ability to comply with applicable sanctions and foreign corrupt practices laws; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; and other factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

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Investor Contact:

RenaissanceRe Holdings Ltd.

Keith McCue

Senior Vice President, Finance & Investor Relations

441-239-4830

Media Contacts:

RenaissanceRe Holdings Ltd.

Hayden Kenny

Vice President, Investor Relations & Communications

441-239-4946

Kekst CNC

Nicholas Capuano

212-521-4856

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